EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-156118) of AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”) and in the related prospectus of our report dated February 27, 2012, with respect to the consolidated financial statements of the Company, included in this Annual  Report on Form 20-F for the year ended December 31, 2012

Ernst & Young AB

/s/ Jan Birgerson
Jan Birgerson
Authorized Public Accountant

Stockholm, Sweden

February 27, 2013